Exhibit 1.1

EXECUTION VERSION

JinkoSolar Holding Co., Ltd.

4,062,500 American Depositary Shares

Representing 16,250,000 Ordinary Shares

UNDERWRITING AGREEMENT

May 15, 2019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

United States

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

United States

As Representatives of the several underwriters (the “Underwriters”) named in Schedule A hereto

Dear Sirs:

1.	Introductory. JinkoSolar Holding Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), agrees with the Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the Underwriters 4,062,500 American Depositary Shares (“ADSs” and each an “ADS”), each representing four ordinary shares, par value of US$0.00002 each of the Company (“Ordinary Shares”), and also proposes to issue and sell to the Underwriters, at the option of the Credit Suisse Securities (USA) LLC and Barclays Capital INC., as representatives of the Underwriters (collectively, the “Representatives”), an aggregate of not more than 609,375 additional ADSs as set forth below. The aforesaid 4,062,500 ADSs (the “Firm Securities”) and all or any part of the 609,375 ADSs subject to the option described below (the “Optional Securities”) are hereinafter collectively called the “Offered Securities”.

We understand the ADSs are to be issued pursuant to the Amended and Restated Deposit Agreement dated November 9, 2018, (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs.

This agreement (the “Agreement”) and the Deposit Agreement, as each may be amended or supplemented from time to time, are hereinafter collectively referred to as the “Transaction Documents”. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Final Prospectus.

In a separate concurrent private placement, the Company agrees to sell convertible notes to certain investors (the “Concurrent Private Placement Purchaser”), pursuant to the Purchase Agreement dated as of May 15, 2019 (the “Concurrent Private Placement”) in accordance with Regulation S under the Securities Act.

2.	Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a shelf registration statement on Form F-3 (No. 333- 219925), including a related prospectus or prospectuses, covering the registration of the Ordinary Shares under the Act, which has become effective and the Company is and continues to be eligible to use such Form F-3. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-164523) and a related prospectus for the registration under the Act of the ADSs evidenced by ADRs, which has become effective, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended, is hereinafter called the “ADR Registration Statement.”

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the U.S. Securities Act of 1933, as amended.

“Applicable Time” means 8:25 a.m. (New York time) on the date of this Agreement.

“Base Prospectus” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“NYSE” means the New York Stock Exchange.

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“PRC” means the People’s Republic of China, excluding for purposes of this Agreement, Hong Kong, Macau and Taiwan.

“Pricing Date” means May 15, 2019.

“Prospectus” means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement, including any documents incorporated by reference therein.

“Prospectus Supplement” means one or more prospectus supplements, relating to the Ordinary Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to the Representatives in connection with the offering of the ADSs.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NYSE and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities, including any and all documents incorporated by reference therein, that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

(b)	Compliance with Act Requirements. (i) (A) At the time the Registration Statement and the ADR Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement and the ADR Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)	Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the more recent of the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the more recent of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.

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References herein to the Registration Statement shall include such new shelf registration statement.

(d)	Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)	General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated May 14, 2019, including the base prospectus, dated August 22, 2017, (which is the most recent Statutory Prospectus distributed to investors generally), including any documents incorporated by reference therein, and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consist of the information described as such in Section 8(b) hereof.

Any reference to the General Disclosure Package or the Final Prospectus shall be deemed to refer to and include (i) the Company’s Annual Report on Form 20-F filed with the Commission pursuant to the Exchange Act on April 10, 2019 (the “Annual Report”) and (ii) all reports on Form 6-K that so indicate they are being incorporated by reference into the General Disclosure Package or the Final Prospectus, as the case may be, or any amendment or supplement thereto. All documents filed under the Exchange Act and so deemed to be included in the General Disclosure Package or the Final Prospectus, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”. The Annual Report and the Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(f)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(g)	Independence of Reporting Accountants. PricewaterhouseCoopers Zhong Tian LLP (successors to PricewaterhouseCoopers Zhong Tian CPAs Limited Company), who certified the financial statements and schedules, if any, included in the Registration Statement, are independent registered public accountants as required by the Act, the Rules and Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board.

(h)	Good Standing of the Company and Subsidiaries. The Company has been duly incorporated, is validly existing as a company in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company (the “Subsidiaries” and each a “Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; as of the date of this Agreement, none of the Company’s subsidiaries, except for the entities listed on Schedule C hereto, constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

(i)	Authorization and Description. The Company has an authorized and paid-in capitalization as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, and all of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and conforms in all material respects to the description of the Ordinary Shares contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (1) all of the issued share capital or registered capital, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid or scheduled to be paid in accordance with its articles of association or applicable PRC laws and, to the extent applicable under the laws of their respective jurisdiction of incorporation, non-assessable; (2) all of the issued share capital or equity interest, as the case may be, of each Subsidiary is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; (3) the holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to acquire the Offered Securities; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Capitalization”; (5) there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”; and (6) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any Subsidiary, or obligation of any Subsidiary, to issue, equity shares or any other class of share capital of any Subsidiary.

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(j)	No Material Adverse Change in Business. None of the Company and the Subsidiaries (collectively, the “Group Companies”), has sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has not been any change in the share capital, material change in short-term debt or long-term debt of any of the Group Companies or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Group Companies, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(k)	Title to Property. The Group Companies have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Group Companies; and any real property and buildings held under lease by the Group Companies are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Group Companies.

(l)	Insurance. The Group Companies maintain insurance covering their respective properties as the Company reasonably deems adequate and as is customary for companies engaged in similar businesses; such insurance insures against losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Group Companies and their respective businesses; all such insurance is fully in force on the date of this Agreement and will be fully in force at the Closing Date; none of the Group Companies has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Group Companies, pending, threatened or outstanding and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(m)	Possession of Authorizations. Each of the Group Companies has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and none of the Group Companies has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Group Companies are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(n)	Authorization of Agreement and Deposit Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(o)	Issuance of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

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(p)	Contracts. None of the Group Companies has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and no such termination or non-renewal has been threatened by the Group Companies or any other party to any such contract or agreement.

(q)	Absence of Existing Defaults. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Group Companies is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the jurisdiction where it was incorporated or operates, (ii) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities (each a “Governmental Agency”) in the jurisdiction where it was incorporated or operates, (iii) in violation of its constituent documents or (iv) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, with respect to (i) and (iv), where any default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby or thereby, the issuance and delivery of the Ordinary Shares upon conversion of the Offered Securities and the ADSs representing such Ordinary Shares, the deposit of the Ordinary Shares with the Depositary against issuance of the ADRs evidencing the ADSs and compliance with the terms and provisions hereof and thereof, the consummation of the Concurrent Private Placement and the use of proceeds as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge, encumbrance or defect upon any property or assets of any of the Group Companies, under (i) the charter, memorandum and articles of association, by-laws or other organizational or constitutive documents of any of the Group Companies; (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any of the Group Companies or any of their properties; (iii) any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities in the Cayman Islands, the PRC, Hong Kong, the United States, Malaysia or any other jurisdiction where any Group Company was incorporated or operates; or (iv) any agreement or instrument (including each of the Deposit Agreement, assuming their effectiveness) to which any of the Group Companies is a party or by which any of the Group Companies is bound or to which any of the properties of any of the Group Companies is subject. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Group Companies.

(s)	Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on its equity interest, or from transferring any of its property or assets to the Company; provided that certain PRC subsidiary is required to obtain prior approval from relevant financing institution pursuant to the financing agreements between such PRC subsidiary and such financing institution.

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(t)	Dividends; Remittance from PRC. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, all dividends and other distributions declared and payable on the equity interests held by the Company’s non-PRC subsidiaries of the PRC Subsidiaries may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, subject to the successful completion of PRC formalities required for such remittance and provided that such PRC Subsidiaries comply with the statutory reserve fund requirements under PRC laws and generally accepted accounting principles in the PRC when declaring such dividends and distributions, and no such dividends and other distributions will be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, without the necessity of obtaining any governmental or regulatory authorization in the PRC.

(u)	Absence of Further Requirements. The issue and/or sale of the Offered Securities to be sold by the Company hereunder and the consummation of the transactions herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Group Companies pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Group Companies is a party or by which any of the Group Companies is bound or to which any of the property or assets of any of the Group Companies is subject, (ii) result in any violation of the provisions of the constituent documents of any of the Group Companies or (iii) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over any of the Group Companies or any of their properties or assets. No consent, approval, authorization, order, registration, clearance or qualification of, or filing or registration, with any Governmental Agency is required for the offer, issue and sale of the Offered Securities, the issuance of Ordinary Shares upon conversion of the Offered Securities, or the deposit of the Ordinary Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs, except such as have been obtained or made and such as may be required under state securities laws.

(v)	No Trading of Commodity Contracts. None of the Group Companies is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(w)	No Stamp or Similar Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, Hong Kong, the United States, the PRC, Malaysia or any political subdivision or taxing authority thereof or therein in connection with (i) the sale and delivery by the Company of the Offered Securities to or for the account of the Underwriters and (ii) the execution and delivery of this Agreement, in each case other than income tax that is imposed on the Underwriters’ net income in the ordinary course of its business or Cayman Islands stamp duty which may be payable if the original of this Agreement is brought to or executed in the Cayman Islands.

(x)	No Stabilizing Actions. None of the Group Companies has taken, directly or indirectly, any action which was designed to or which has constituted or which might be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(y)	FINRA. To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers, directors or 5% or greater security holders; and a FINRA filing is not required in that the Company is eligible for Form F-3 registration statement based on the eligibility requirements for such form prior to October 21, 1992.

(z)	Accurate Disclosure. The statements set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Taxation”, “Description of Share Capital”, “Description of American Depositary Shares”, “Enforceability of Civil Liabilities”, “Summary” and “Risk Factors”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate, complete and fair summaries regarding the matters described therein in all material respects. The statements set forth in the Annual Report under the captions “Item 4. Information on the Company — B. Business Overview — Regulation — Foreign Currency Exchange”, “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources”, “Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers”, “Item 6. Directors, Senior Management and Employees — C. Board Practices”, “Item 10. Additional Information — B. Memorandum and Articles of Association” and “Item 10. Additional Information — E. Taxation”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are true and accurate summaries of such matters described therein in all material respects.

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(aa)	Litigation. Other than as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no legal, arbitration or governmental proceedings or regulatory or administrative inquiries or investigations pending to which any of the Group Companies is a party or of which any property of any of the Group Companies is the subject (i) that, if determined adversely to any of the Group Companies would individually or in the aggregate have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus and are not so described; and except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, to the Company’s best knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(bb)	No Registration as Investment Company. The Company is not required to register as, and after giving pro forma effect to the offering and sale of the Offered Securities and the application of the proceeds thereof, would not be required to register as, an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(cc)	No Conditions on Rating. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(dd)	Cayman Islands Enforceability. This Agreement is enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement or any other documents to be furnished hereunder (other than stamp duty payable if the original of this Agreement or any other documents to be furnished hereunder are brought to, executed in or produced before a court in the Cayman Islands).

(ee)	Authorization. The Registration Statement, the General Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus have been or will be duly authorized by and on behalf of the Company.

(ff)	Filing. There are no contracts or documents, or amendments thereto or updates thereof, which are required to be filed in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and/or the Final Prospectus which have not been so filed as required.

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(gg)	Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Group Companies owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus (collectively, the “Intellectual Property”); except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Intellectual Property is unenforceable or invalid; none of the Group Companies has received any notice of violation or conflict with (and none of the Group Companies knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending or, to the Company’s best knowledge after due inquiry, threatened actions, suits, proceedings or claims by others that allege any of the Group Companies is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right, except any threatened actions, suits, proceedings or claims which would not, individually or in the aggregate, have a Material Adverse Effect; the discoveries, inventions, products or processes of the Group Companies referenced in the Registration Statement, the General Disclosure Package and the Final Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person, or any discovery, invention, product or process that is the subject of a patent application filed by any third person; no officer, director or employee of any Group Company is in or has ever been in violation of any term of any patent non-disclosure agreement, invention assignment agreement, or similar agreement relating to the protection, ownership, development use or transfer of the Intellectual Property or, to the Company’s best knowledge after due inquiry, any other intellectual property, except where any violation would not, individually or in the aggregate, have a Material Adverse Effect; the Group Companies are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property; to the extent any Intellectual Property is sublicensed to any of the Group Companies by a third party, such sublicensed rights shall continue in full force and effect if the principal third party license terminates for any reason; and there are no contracts or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement; except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Group Companies is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world; each of the Group Companies has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); all use or disclosure of Confidential Information owned by the Group Companies by or to a third party has been pursuant to a written agreement between the Group Companies and such third party; and all use or disclosure of Confidential Information not owned by the Group Companies has been pursuant to the terms of a written agreement between the Group Companies and the owner of such Confidential Information, or is otherwise lawful.

(hh)	Pending Patents. The pending patent applications set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus (the “Pending Patents”) are being diligently prosecuted by the Group Companies; to the Company’s best knowledge after due inquiry, there is no existing patent or published patent application that would interfere, conflict with or otherwise adversely affect the validity, enforcement or scope of the Pending Patents if claims of such Pending Patents were issued in substantially the same form as currently written; no security interests or other liens have been created with respect to the Pending Patents; and the Pending Patents have not been exclusively licensed to another entity or person.

(ii)	PFIC Status. The Company does not believe that it was a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2018 and does not expect to be a PFIC in the current taxable year ending December 31, 2019 and will use its best efforts not to take any action that would result in the Company becoming a PFIC in the future.

(jj)	Options. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

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(kk)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ll)	No Material Indebtedness; No Material Relationships with Affiliates. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between any of the Group Companies and any director or executive officer of any of the Group Companies or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Group Companies on the one hand and the Company’s affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(mm)	Internal Control. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

(nn)	Dividends; Payments in Foreign Currency. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Offered Securities and dividends and other distributions declared and payable on the ADSs or the Ordinary Shares underlying the ADSs may be paid by the Company to the holder thereof in U.S. dollars and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(oo)	Disclosure Controls and Procedures. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Board of Directors of the Company have been advised of all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, the Group Companies and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of Sarbanes-Oxley and the rules and regulations promulgated thereunder.

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(pp)	No Change in Accounting Policies and Internal Controls. A member of the Audit Committee of the Company (the “Audit Committee”) has confirmed to the Chief Executive Officer or Chief Financial Officer of the Company that, except as set forth in the Registration Statement, General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(qq)	No Undisclosed Benefits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Group Companies has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of any of the Group Companies or to any other person.

(rr)	Absence of Labor Dispute. No material labor dispute, work stoppage, slow down or other conflict with the employees of any of the Group Companies exists or, to the Company’s best knowledge after due inquiry, is threatened.

(ss)	Critical Accounting Policies. The section in the Annual Report under “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Critical Accounting Policies” in the Registration Statement, the General Disclosure Package and the Final Prospectus truly, accurately and completely in all material respects describes (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with legal counsel and independent accountants with regard to such disclosure.

(tt)	No Material Liabilities or Obligations. Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Group Companies has (i) entered into or assumed any contract, (ii) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (iv) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (i) through (iv) above, be material to the Group Companies and that are not otherwise described in the Registration Statement, the General Disclosure Package and Final Prospectus.

(uu)	Accurate Disclosure of Material Trends; No Off-balance Sheet Transactions. The section in the Annual Report entitled “Item 5. Operating and Financial Review and Prospects” in the Registration Statement, the General Disclosure Package and Final Prospectus accurately and fully describes all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur. The Company does not have any off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Group Companies, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of any of the Group Companies.

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(vv)	Financial Statements. The audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the reviewed related notes, present fairly the financial conditions, results of operations, Shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, at the dates and for the periods indicated; said financial statements including any restatement or reclassification have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved; and the other financial information of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ww)	No Transactions with Related Parties. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Group Companies is engaged in any material transactions with its directors, officers, management, shareholders or any other affiliate, including any person who was formerly a director, officer or manager of the Company, on terms that are not available from unrelated third parties on an arm’s-length basis.

(xx)	No Liability of Offered Securities holders. No holder of any of the Offered Securities when issued and fully paid is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Offered Securities; and except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no limitations on the rights of holders of the Offered Securities to hold or transfer their securities.

(yy)	Taxes. All amounts payable by the Company in respect of the Offered Securities shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder if the Underwriters’ net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents (other than stamp duty payable if such original documents are brought to, executed in or produced before a court in the Cayman Islands).

(zz)	Tax Returns. The Company has paid or has caused to be paid all taxes (including any assessments, fines or penalties) required to be paid through the date hereof and all returns, reports or filings which ought to have been made by or in respect of the Group Companies for taxation purposes as required by the law of the jurisdictions where the Group Companies are incorporated or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Final Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and none of the Group Companies has received notice of any tax deficiency with respect to any of the Group Companies.

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(aaa)	Statistical and Market-Related Data. Without prejudice to the generality of anything contained herein, all the operating information and data included in the Registration Statement, the General Disclosure Package and the Final Prospectus were true and accurate in all material respects as of the Applicable Time and will be true and accurate in all material respects on the Closing Date; any statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained written consent for the use of such data from such sources to the extent required.

(bbb)	Use of Proceeds. The application of the net proceeds from the offering of the Offered Securities, as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not contravene any provision of any current and applicable laws or the applicable constituent documents of any of the Group Companies or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon any of the Group Companies or any governmental or regulatory authorization applicable to any of the Group Companies.

(ccc)	No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offered Securities.

(ddd)	Enforcement of Judgments. Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 15 hereof and would recognize and enforce a final and conclusive judgment in personam obtained in any U.S. court against the Company to enforce this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) without any reexamination of the merits of the underlying dispute, provided that (i) such court had proper jurisdiction over the parties subject to such judgment; (ii) such court did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) such judgment imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, under the laws of the PRC, the choice of law provisions set forth in Section 15 hereof will be recognized by the courts of the PRC and any final and conclusive judgment obtained in any Specified Court (as defined below) arising out of or in relation to the obligations of the Company under this Agreement would be recognized in PRC courts if and only if all procedural and substantive requirements under Article 282 of the PRC Civil Procedure Law and other relevant rules and regulations thereunder as applicable to the said judgment are determined by such court to have been satisfied.

(eee)	Foreign Corrupt Practices Act. Each of the Group Companies and, to their knowledge, their affiliates and each of their respective officers, directors, supervisors, managers, agents and employees has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to (i) ensure continued compliance with applicable anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on December 17, 1997, the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 or any other law, rule or regulation of similar purpose and scope or (ii) prohibit (A) the use of corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) the making of any direct or indirect unlawful payment to any government official or employee from corporate funds or (C) the making of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment (collectively, the “Anti-Bribery Laws”).

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(fff)	Anti-money Laundering. Each of the Group Companies, and, to their knowledge, their affiliates and each of their respective officers, directors, supervisors, managers, agents, and employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with the applicable anti-money laundering laws, regulations or government guidance regarding anti-money laundering, and international anti-money laundering principals or procedures of the jurisdictions where each of the Group Companies is incorporated or operates and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ggg)	OFAC. None of the Group Companies, any of their subsidiaries, nor, to the knowledge of any of the Group Companies, any director, officer, agent, employee, affiliate or person acting on behalf of any of the Group Companies (i) has been or is, or is controlled or owned by an individual or entity that has been or is, subject to (A) any trade, economic or military sanctions administered by or issued against any nation by the United Nations or any governmental or regulatory authority of the jurisdictions where each of the Group Companies is incorporated or operates including the Office of Foreign Assets Control of the United States Treasury Department (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, or any orders or licenses publicly issued under the authority of any of the foregoing, or (B) any sanctions or requirements imposed by, or based upon the obligations or authorizations set forth in, the United States Trading With the Enemy Act, the United States International Emergency Economic Powers Act, the United States United Nations Participation Act, the United States Syria Accountability and Lebanese Sovereignty Act, or the United States Iran Sanctions Act of 2006, all as amended, or any foreign assets control regulations of the United States Treasury Department (including but not limited to 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (collectively, “Sanctions”), (ii) has been or is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria) or (iii) has violated, will through its participation in the offering violate or failed to institute and maintain policies and procedures designed to ensure continued compliance with Sanctions. There have been no transactions or connections between any Group Company, on the one hand, and any country, person, or entity in countries subject to Sanctions or who perform contracts in support of projects in or for the benefit of those countries, on the other hand.

(hhh)	PRC Overseas Investment and Listing Regulations. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and the Subsidiaries are not required to make any registration as registrants under the Circular on the Administration of Foreign Exchange Issues related to Overseas Investment, Financing and Roundtrip Investment by Domestic Residents through Offshore Special Purpose Vehicles issued by the State Administration of Foreign Exchange on July 4, 2014. Each of the Company and the Subsidiaries that is incorporated outside of the PRC has made, or is in the process of making, all reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations.

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(iii)	Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Group Companies and their respective properties, assets and operations are in compliance in all material respects with and hold all permits, authorizations and approvals required under Environmental Laws (as defined below); there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to any of the Group Companies under, or to interfere with or prevent compliance by any of the Group Companies with, Environmental Laws; none of the Group Companies (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except where (i), (ii), (iii) and (iv) would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(jjj)	Review of Environmental Laws. In the ordinary course of their business, each of the Group Companies conducts periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(kkk)	No Merger. None of the Group Companies has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(lll)	No Related-Party Transactions. There are no business relationships or related-party transactions involving the Group Companies or any other person required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus which have not been described as required. Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package, the Final Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(mmm)	Concurrent Private Placement. The Concurrent Private Placement was conducted in accordance with Regulation S under the Securities Act and all requirements of Regulation S were duly complied with by the Company and the Concurrent Private Placement Purchaser. The Private Placement was conducted in compliance with all applicable laws, rules and regulations applicable to the offer and sale of securities in the jurisdictions in which the Ordinary Shares were offered or sold and did not violate any preemptive right, resale right, right of first refusal or similar right. The Concurrent Private Placement will not be integrated with this offering of the Offered Securities hereunder pursuant to applicable rules and regulations issued under the Securities Act.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.	Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriters, and the Underwriters agree to severally purchase from the Company, at a purchase price of $15.28 per ADS (being the issue price net of a commission of 4.5%), the number of Firm Securities set forth opposite the name of the Underwriters in Schedule A hereto. The Offered Securities will be offered in the United States through the Underwriters, either directly or indirectly through their U.S. broker-dealer affiliates, or such other registered dealers as may be designated by the Underwriters.

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The Company will deliver the Firm Securities to or as instructed by the Underwriters for the account of the Underwriters in a form reasonably acceptable to the Underwriters against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters drawn to the order of the Company at the Hong Kong office of Kirkland & Ellis, at 9:00 A.M., New York time, on May 17, 2019, or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may severally purchase all or less than all of the Optional Securities at the purchase price of $15.28 per ADS to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase the number of Optional Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Securities to be purchased as the number of Firm Securities set forth on Schedule A opposite the name of such Underwriters bears to the total number of Firm Securities. Such Optional Securities shall be purchased for the account of the Underwriters and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Underwriters for the account of the Underwriters in a form reasonably acceptable to the Underwriters against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters drawn to the order of the Company at the Hong Kong office of Kirkland & Ellis.

4.	Offering by the Underwriters. It is understood that the Underwriters proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.	Certain Agreements of the Company. The Company agrees with the Underwriters that:

(a)	Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

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(b)	Filing of Amendments; Response to Commission Requests. During any period after the date of this Agreement in which a prospectus relating to the offering under this Agreement is required to be delivered by the Underwriters under the Securities Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) (the “Prospectus Delivery Period”), the Company will promptly advise the Underwriters of any proposal to amend or supplement the Registration Statement, the ADR Registration Statement, the General Disclosure Package, any Final Prospectus, or any Permitted Free Writing Prospectus (as defined below) or any Statutory Prospectus and will offer the Underwriters a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriters promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement or the ADR Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the ADR Registration Statement, or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)	Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriters or dealers, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement, the ADR Registration Statement, or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement to the Registration Statement, the ADR Registration Statement, the General Disclosure Package or the Final Prospectus which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof. The Company, during the Prospectus Delivery Period, will file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and will promptly advise the Underwriters if the Company failed to file such reports within the time period prescribed therein.

(d)	Furnishing of Prospectuses. The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents; in case the Underwriter(s) is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Offering Securities, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, upon the request of the Underwriter(s), the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the General Disclosure Package or the Final Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e)	Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designates and will continue such qualifications in effect so long as required for the distribution.

(f)	Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriters as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

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(g)	Payment of Expenses. The Company will pay all expenses incidental to the performance of their respective obligations under the Transaction Documents, including but not limited to (i) all fees and expenses of the legal counsels (including fees and disbursements of counsels to the Underwriters) and accountants and other consultants or professional advisors; (ii) all expenses in connection with the execution, issuance, authentication, packaging, delivery and distribution of the Offered Securities, the preparation and printing of the Transaction Documents, the Statutory Prospectus, any other documents comprising any part of the General Disclosure Package, the Final Prospectus, all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issuance of the Offered Securities; (iv) any expenses (including fees and disbursements of counsels to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designates and the preparation and printing of memoranda relating thereto; and (v) expenses incurred in distributing any documents comprising any part of the General Disclosure Package, the Final Prospectus, all amendments and supplements thereto to the Underwriters. The Company will pay or reimburse the Underwriters (to the extent incurred by it) for costs and expenses of the Underwriters and the Company’s officers and employees and any other expenses of the Underwriters relating to investor presentations, on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes.

(h)	Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters. The Company will not, and the Company will procure that each of its subsidiaries, any of their respective affiliates and any person acting on its or their behalf (other than the Underwriters) will not, directly or indirectly, use the proceeds from the offering in such a way that would violate any Anti-Bribery Laws, Money Laundering Laws or Sanctions.

(i)	Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j)	Payments and Taxes. All payments by any of the Company due under any Transaction Document shall be made in United States dollars and the Company agrees that all amounts payable under any Transaction Document are exclusive of any current or future taxes or any other fees, expenses, assessment or charges of any kind (including but not limited to income tax (other than income tax that is imposed on the Underwriters’ net income in the ordinary course of its business), value added tax, goods and services tax, transfer tax, business tax, foreign enterprise income tax, consumption tax, securities transaction tax, withholding tax, stamp duty and other documentary taxes or charges, and any other taxes and charges, and interest and penalties thereon) imposed by the government of the jurisdiction where it was incorporated or operates or any political subdivision or taxing authority in any such jurisdiction (collectively, “Taxes,” which for the avoidance of doubt, does not include income tax) and all amounts shall be paid free and clear of any deduction or withholding unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. The Company agrees that it shall be responsible for all Taxes as well as all applicable compliance and regulatory obligations which may arise from or in connection with this Agreement. If any Taxes shall be due, or if the Company shall be required by applicable law to make any deduction or withholding on account of any Taxes, or if any Tax is required to be paid by the Underwriters on account of services performed hereunder, the Company agrees to pay to the Underwriters such additional amounts as shall be required so that the net amount received by the Underwriters from the Company after such deduction, withholding or payment shall equal the amount otherwise due to the Underwriters hereunder. The Company shall promptly deliver to the Underwriters all official tax receipts evidencing payment of the Taxes. The Underwriters agree to provide the Company with any and all forms or other documentation or information that the Company reasonably requests to enable the Company to minimize the amount of any such Taxes. The Company will indemnify the Underwriters and hold them harmless against any Taxes on the creation, issuance and sale of the Offered Securities to the Underwriters and on the execution and delivery of this Agreement.

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(k)	Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except the issuance and sale of convertible notes to the Concurrent Private Placement Purchasers in connection with the Concurrent Private Placement, entering into zero strike call option transaction in connection with the Concurrent Private Placement, issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

(l)	Compliance with Anti-Bribery Laws, Money Laundering Laws and Sanctions. The Company will not, and the Company will procure that each of the other Group Companies, any of their respective affiliates and any person acting on its or their behalf will not, (i) violate any of the Anti-Bribery Laws, Money Laundering Laws or Sanctions or (ii) directly or indirectly use the proceeds from the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the business or the activities of any person, or in any country or territory that, at the time of such financing or facilitation, is subject to any Sanctions, or in any other manner that will result in a violation of Sanctions by any person.

(m)	List of Subsidiaries. On or before the date of this agreement, to provide to the Underwriters a list of all of the subsidiaries of the Company except for certain subsidiaries of the Company that are not material to the business or prospects of the Company individually or taken together as a group.

6.	Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and the Underwriters represent and agree that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters are hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

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7.	Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)	Accountants’ Comfort Letter. The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers Zhong Tian LLP in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, General Disclosure Package and the Final Prospectus.

(b)	Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission. The Registration Statement, the ADR Registration Statement, and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the General Disclosure Package, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; the Final Prospectus, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and no Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(c)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Group Companies taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the offering of, or the sale or payment for, the Offered Securities; (ii) any downgrade in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrade, and no implication of a possible downgrade, of such rating); (iii) any change in United States, PRC, the United Kingdom, Japan, the European Union (the “EU”), Germany, Hong Kong or International financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE or NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; or (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any general moratorium on banking activities declared by any United States, New York, PRC, United Kingdom, Japan, the EU or Hong Kong authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC, Hong Kong, Germany or any other country where the Company’s securities are listed; or (viii) any attack on, outbreak or escalation of hostilities against, the United States, the PRC, Hong Kong, Cayman Islands, Malaysia, North Korea, Japan, United Kingdom, the EU, or any declaration of war or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

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(d)	Opinion of United States Counsel for Company. The Representatives shall have received an opinion and a negative assurance letter, dated such Closing Date, of Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Company, addressed to the Underwriters in form and substance satisfactory to the Representatives.

(e)	Opinion of Hong Kong Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Cleary Gottlieb Steen & Hamilton (Hong Kong), Hong Kong counsel for the Company, addressed to the Representatives in form and substance satisfactory to the Representatives.

(f)	Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, addressed to the Representatives in form and substance satisfactory to the Representatives.

(g)	Opinion of PRC Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of DaHui Lawyers, PRC counsel for the Company, in form and substance satisfactory to the Representatives; in addition, DaHui Lawyers shall have furnished to the Representatives a written consent letter, dated such Closing Date, authorizing the Representatives to rely on such opinion.

(h)	Opinion of Counsel for the Depositary. The Representatives shall have received an opinion, dated such Closing Date, of Ziegler, Ziegler & Associates LLP, U.S. counsel for the Depositary, in form and substance satisfactory to the Representatives.

(i)	Opinion of United States Counsel for the Underwriters. The Representatives shall have received from Kirkland & Ellis, United States counsel for the Underwriters, an opinion and a negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Group Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Kirkland & Ellis may rely as to the incorporation of the Company and all other matters governed by Cayman Islands and PRC law upon the opinions of Maples and Calder (Hong Kong) LLP and DaHui Lawyers referred to above.

(j)	Opinion of PRC Counsel for the Underwriters. The Representatives shall have received from Jun He LLP, PRC counsel for the Underwriters, an opinion, dated such Closing Date, with respect to such matters as the Representatives may require, and the Group Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)	Officers’ Certificate. The Representatives shall have received a certificate dated such Closing Date, of an executive officer and a principal financial or accounting officer of the Company, in which such officers shall state that (i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (iii) subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Group Companies except as set forth in the General Disclosure Package or as described in such certificate, and (iv) no order suspending the use of the General Disclosure Package or Final Prospectus in any applicable jurisdiction has been issued and no proceedings for that purpose have been instituted or are pending.

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(l)	CFO Certificate. The Representatives shall have received on the Pricing Date and on the Closing Date a certificate, dated the Pricing Date and the Closing Date and signed by the chief financial officer of the Company, with respect to certain financial and operating data contained in the General Disclosure Package and the Final Prospectus and negative assurance on certain line items in the Company’s results of operations in form and substance satisfactory to the Representatives.

(m)	Lock-up Letters. On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each of the directors and executive officers of the Company, certain existing owners of the Ordinary Shares or ADSs and persons or entities listed on Schedule D, in each case substantially in the form attached hereto as Annex I.

(n)	Listing. The ADSs shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to each settlement date, or the Company shall have filed an application for listing of the ADSs to be offered hereunder on the NYSE.

(n)	Actively-Traded Security. The ADSs and the Ordinary Shares represented thereby shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.	Indemnification and Contribution.

(a)	Indemnification of the Underwriters. The Company will indemnify and hold harmless the Underwriters, their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, expenses, damages or liabilities (including, without limitation, legal fees and other expenses in connection with any suit, action or proceeding, as such fees are incurred) joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the ADR Registration Statement, at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, expense, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

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(b)	Indemnification of Company. The Underwriters will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, expenses, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriters consists of the following information in the Final Prospectus furnished by the Underwriters: the description of the stabilizing actions appearing in the eleventh and twelfth paragraphs under the caption “Underwriting”; the description of selling concessions appearing in the fourth paragraph under the caption “Underwriting”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) hereof.

(c)	Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party other than under subsection (a) or (b) above. All fees and expenses to be reimbursed pursuant to this Section 8 shall be reimbursed as they are incurred. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(d)	Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.	Default of the Underwriters. If the any of the Underwriters defaults in its obligation to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that the defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons. If any of the Underwriters so defaults and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Company and non-defaulting underwriters, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for the Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.	Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters are not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

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11.	Notices. All communications hereunder will be in writing and, (A) if sent to the Underwriters, will be mailed, delivered or telegraphed to and confirmed by the Underwriters, (i) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296, Attention: Legal, Investment Banking and Capital Markets and (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019 , Attention: Syndicate Registration, Fax: 646-834-8133; or if sent to the Company, will be mailed or delivered or telegraphed to and confirmed by the relevant manager at JinkoSolar Holding Co., Ltd., 1 Jingke Road, Shangrao Economic Development Zone, Jiangxi Province, 334100, People’s Republic of China, Attention: Haiyun (Charlie) Cao, Chief Financial Officer, or emailed and confirmed to the Company at: charlie.cao@jinkosolar.com and project_victory_xvi@jinkosolar.com; provided, however, that any notice to the Underwriters pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to the Underwriters.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

12.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

14.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)	No Other Relationship. The Underwriters have been retained solely to act as Underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)	Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)	Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15.	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the Borough of Manhattan in The City of New York (collectively, the “Specified Courts”), and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection to the laying of venue of any Related Proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Related Proceeding has been brought in an inconvenient forum. The Company irrevocably appoints JinkoSolar (U.S.) Inc. (the “Authorized Agent”), which currently has its address at 595 Market Street, Suite 2200, San Francisco, CA 94105, as its agent to receive service of process or other legal summons for purposes of any such Related Proceeding that may be instituted in any state or federal court in the City and State of New York. The Company undertakes to appoint a new authorized agent domiciled in the United States in the event that the Authorized Agent is wound up, liquidated, redomiciled outside of the United States or otherwise unable to receive service of process in the manner contemplated above. The Company represents and warrants that the Authorized Agent has agreed to act as agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to any of the Company shall be deemed, in every respect, effective service of process upon the Company, as applicable.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any Related Proceeding. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution with respect to any Related Proceeding to which it might otherwise be entitled in the Specified Courts, and with respect to any judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), the Company waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) each Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

16.	Recognition of the U.S. Special Resolution Regimes.

(a)	For the purposes of this section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i)        “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder;

(b)	In the event that any of the Underwriters that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(c)	In the event that any of the Underwriters that is a Covered Entity or a BHC Act Affiliate of the Underwriters becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

17.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, nor to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

JinkoSolar Holding Co., Ltd.

By:	/s/ Haiyun (Charlie) Cao

Name:	Haiyun (Charlie) Cao

Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Stefanie Gallagher
	Name:	Stefanie Gallagher
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

2

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

[Signature Page to Underwriting Agreement]

3

SCHEDULE A

Number of
Underwriters	Firm Securities

Credit Suisse Securities (USA) LLC	2,843,750

Barclays Capital Inc.	609,375

Roth Capital Partners, LLC	609,375

Total	4,062,500

SCHEDULE B

The following information is also included in the General Disclosure Package:

1. Public offering price of US$16.00 per ADS

SCHEDULE C

List of Major Subsidiaries

	Date of
	Incorporation/	Place of	Percentage
Subsidiaries	Acquisition	Incorporation	of ownership

JinkoSolar Technology Limited	November 10, 2006	Hong Kong	100%

Jinko Solar Co., Ltd.	December 13, 2006	PRC	100%

Zhejiang Jinko Solar Co., Ltd.	June 30, 2009	PRC	100%

Jinko Solar Import and Export Co., Ltd.	December 24, 2009	PRC	100%

JinkoSolar GmbH	April 1, 2010	Germany	100%

Zhejiang Jinko Trading Co., Ltd.	June 13, 2010	PRC	100%

Xinjiang Jinko Solar Co., Ltd.	May 30, 2016	PRC	100%

Yuhuan Jinko Solar Co., Ltd.	July 29, 2016	PRC	100%

JinkoSolar (U.S.) Inc.	August 19, 2010	USA	100%

Jiangxi Photovoltaic Materials Co., Ltd	December 10, 2010	PRC	100%

JinkoSolar (Switzerland) AG	May 3, 2011	Switzerland	100%

JinkoSolar (US) Holdings Inc.	June 7, 2011	USA	100%

JinkoSolar Italy S.R.L.	July 8, 2011	Italy	100%

JinkoSolar SAS	September 12, 2011	France	100%

Jinko Solar Canada Co., Ltd	November 18, 2011	Canada	100%

Jinko Solar Australia Holdings Co. Pty Ltd	December 7, 2011	Australia	100%

Jinko Solar Japan K.K.	May 21, 2012	Japan	100%

JinkoSolar Power Engineering Group Limited	November 12, 2013	Cayman	100%

JinkoSolar WWG Investment Co., Ltd.	April 8, 2014	Cayman	100%

JinkoSolar Comércio do Brazil Ltda	January 14, 2014	Brazil	100%

Projinko Solar Portugal Unipessoal LDA.	February 20, 2014	Portugal	100%

JinkoSolar Mexico S.DE R.L. DE C.V.	February 25, 2014	Mexico	100%

Shanghai Jinko Financial Information Service Co., Ltd	November 7, 2014	PRC	100%

Jinko Solar Technology SDN.BHD.	January 21, 2015	Malaysia	100%

Jinko Huineng Technology Services Co., Ltd	July 14, 2015	PRC	100%

Jinko Huineng (Zhejiang) Solar Technology Services Co., Ltd	July 29, 2015	PRC	100%

JinkoSolar Enerji Teknolojileri Anonlm Sirketi	April 13, 2017	Turkey	100%

Jinko Solar Sweihan (HK) Limited	October 4, 2016	Hong Kong	100%

Jinko Solar (Shanghai) Management Co., Ltd	July 25, 2012	PRC	100%

JinkoSolar Trading Private Limited	February 6, 2017	India	100%

JinkoSolar LATAM Holding Limited	August 22, 2017	Hong Kong	100%

JinkoSolar Middle East DMCC	November 6, 2016	Emirates	100%

Jinko Power International (Hongkong) Limited	July 10, 2015	Hong Kong	100%

JinkoSolar International Development Limited	August 28, 2015	Hong Kong	100%

Jinkosolar Household PV System Ltd.	January 12, 2015	BVI	100%

Canton Best Limited	September 16, 2013	BVI	100%

Wide Wealth Group Holding Limited	June 11, 2012	Hong Kong	100%

JinkoSolar (U.S.) Industries Inc.	November 16, 2017	USA	100%

Poyang Ruixin Information Technology Co., Ltd.	December 19, 2017	PRC	100%

JinkoSolar Technology (Haining) Co., Ltd	December 15, 2017	PRC	100%

Poyang Luohong Power Co., Ltd	August 7, 2018	PRC	51%

SCHEDULE D

•	Xiande Li
•	Kangping Chen
•	Xianhua Li
•	Longgen Zhang
•	Wing Keong Siew
•	Steven Markscheid
•	Yingqiu Liu
•	Haiyun (Charlie) Cao
•	Musen Yu
•	Zhiqun Xu
•	Gen Miao
•	Zhihua Wang
•	Feng Yao
•	Jing Qian
•	Gang Sun
•	Hao Jin
•	Junhua Guo
•	Brilliant Win Holdings Limited
•	Yale Pride Limited
•	Peaky Investments Limited
•	Tanka International Limited

ANNEX I

Form of Lock-up Agreement

May 15, 2019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

United States

As representatives of the several underwriters named in Schedule A to the Underwriting Agreement

Ladies and Gentlemen:

As an inducement to Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Barclays Capital Inc. (“Barclays”) to execute an Underwriting Agreement (the “Underwriting Agreement”) pursuant to which a public offering (the “Offering”) of 4,062,500 American Depositary Shares (the “ADSs” and each an “ADS”), each representing four ordinary shares, par value $0.00002 per share (the “Shares”), of JinkoSolar Holding Co., Ltd., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the 90-day period commencing on the date of this Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities (as defined below) or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse and Barclays. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse and Barclays, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The ADSs and the Shares are collectively referred to as the “Securities.”

Notwithstanding the foregoing, transfers of Securities pursuant to a trading plan complying with Rule 10b5-1 under the Securities Exchange Act of 1934 that has been entered into by the undersigned prior to the date hereof will not be subject to the terms and conditions of this Agreement, provided that the number of Securities subject to such plan is not increased. Additionally, notwithstanding the foregoing, any Securities received upon exercise of options granted to the undersigned will be subject to the terms and conditions of this Agreement for the period of 90 days commencing on the date of this Agreement.

Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member of the undersigned, or a trust or an entity beneficially owned by the undersigned or a family member of the undersigned, may be made prior to the expiration of the Lock-Up Period without prior consent from Credit Suisse and Barclays, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer. For purposes of this paragraph, “family member” shall mean spouse, any lineal descendent, father, mother, brother or sister of the undersigned. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Offering shall not have been completed on or before December 31, 2019. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME]